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                                                                    EXHIBIT 10.1


                   ALCO FINANCIAL SERVICES, LLC LOAN AGREEMENT
                             AND SECURITY AGREEMENT


     This Agreement (the "Agreement") dated as of April 2nd, 1999 between the undersigned Borrower and the undersigned Lender concerning loans and other credit accommodations to be made by Lender to Borrower.

1.  PARTIES
1.1. The "Borrower" is the person, firm, corporation or other entity, identified as the Borrower in Section 10.7 and its successors and assigns. If more than one Borrower is specified in Section 10.7, all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each.
1.2. The "Lender" is the person, firm, corporation or other entity, identified as the Lender in Section 10.6 and its successors and assigns. If more than one Lender is specified in Section 10.6, all references to Lender shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each.

2.   LOANS AND OTHER CREDIT ACCOMMODATIONS
2.1. Revolving Loans. Lender shall, subject to the terms and conditions contained herein, make revolving loans to Borrower ("Revolving Loans") in amounts requested by Borrower from time to time, but, not in excess of the Net Availability existing immediately prior to the making of the requested loan and provided the requested loan would not cause the outstanding Obligations to exceed the Maximum Credit. Amounts advanced as part of the Revolving Loans shall be advanced based on Eligible Accounts (as defined below) and Inventory Advances (as defined below) shall be advanced based on Eligible Inventory;
2.1.1 "Eligible Accounts" are accounts receivable created by Borrower in the ordinary course of its business which are and remain acceptable to Lender for lending purposes. Criteria for Eligible Accounts are set forth below but may be revised from time to time by Lender, in its sole judgment reasonably exercised on thirty (30) days prior written notice to Borrower. In the event Lender changes the Criteria for determining which accounts are Eligible Accounts and Borrower does not agree to such changes, Borrower may, within thirty (30) days after any such change, terminate this agreement and repay in full, without penalty, the termination fee provided in paragraph 9.2 hereof, the Obligations due and owing to Lender. Unless Borrower terminates the agreement and makes payment in full of the Obligations, the changes in the criteria for determining Eligible Accounts shall without further notice become effective thirty (30) days after said change. Accounts which are considered as Eligible Accounts shall not thereafter be determined as ineligible solely due to a change in the criteria for determining Eligible Accounts. Accounts will be considered to be Eligible Accounts if:

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2.1.1.1  such accounts arise from bona fide completed transactions and have not remained unpaid for more than the number of days after the invoice date set forth in Section 10.2;
2.1.1.2 the amount of the accounts reported to Lender are absolutely owing to Borrower and do not arise from sales on consignment, guaranteed sale or other terms under which payment by the account debtors may be conditional or contingent;
2.1.1.3 the account debtor's chief executive office or principal place of business is located in the United States;
2.1.1.4 such accounts do not arise from progress billings or retainages or bill and hold sales;
2.1.1.5 there are no contra relationships, setoffs, counterclaims or disputes existing with respect thereto and there are no other facts existing or threatened which would impair or delay the collectibility of all or any portion thereof;
2.1.1.6 the goods giving rise thereto were not at the time of the sale subject to any liens except those permitted in this Agreement;
2.1.1.7 such accounts are not accounts with respect to which the account debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with Borrower, directly or indirectly, whether by virtue of family membership, ownership, control, management or otherwise;
2.1.1.8 such accounts are not accounts with respect to which the account debtor is the United States or any State or political subdivision thereof or any department, agency or instrumentality of the United States, any State or political subdivision, unless there has been compliance with any law, rule or regulation applicable to The Federal Assignment of Claims Act of 1940, to the Lender's satisfaction;
2.1.1.9 Borrower shall, within ten (10) days after an Account Advance, or more frequently, as lender in its discretion may reasonably require, deliver to Lender or Lender's representative such documents or copies thereof as Borrower may have in its possession in connection with such accounts and Lender shall have received a verification of such account, satisfactory to it, if sent to the account debtor or any other obligor or any bailee;
2.1.1.10 there are no facts known to Borrower, existing or threatened which might result in any adverse change in the account debtor's financial condition;
2.1.1.11 such accounts owed by a single account debtor or its affiliates do not represent more than twenty (20%) percent of all otherwise Eligible Accounts unless Lender in its sole discretion agrees in writing to a greater percentage, (accounts excluded from Eligible Accounts solely by reason of this subsection shall nevertheless be considered Eligible Accounts to the extent of the amount of such accounts which do not exceed fifty (50%) percent of all otherwise Eligible Accounts);
2.1.1.12 such accounts are not owed by an account debtor who is or whose affiliates are past due upon other accounts owed to Borrower comprising more than twenty five (25%) percent of the


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accounts of such account debtor or its affiliates owed to Borrower;
2.1.1.13 such accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the amount of any customer credit limits as established, and changed, from time to time by Lender on notice to Borrower (accounts excluded from Eligible Accounts solely by reason of this subsection shall nevertheless be considered Eligible Accounts to the extent the amount of such accounts does not exceed such customer credit limit); and
2.1.1.14 such accounts are owed by account debtors deemed creditworthy at all times in the reasonable judgment of Lender.
2.1.2 The "Gross Availability" shall be calculated at any time as the product obtained by multiplying the outstanding amount of Eligible Accounts, net of all taxes, discounts, allowances and credits given or claimed, by the Eligible Accounts Percentage set forth in Section 10.2 and the Eligible Inventory by the Eligible Inventory Percentage (as herein defined) minus any Reserves as set forth in 2.15.
2.1.3  The "Maximum Credit" is set forth in Section 10.1.1 hereof.
2.1.4 The "Net Availability" shall be calculated at any time as an amount equal to the Gross Availability minus the aggregate amount of all then outstanding Obligations of Borrower to Lender.
2.1.5 Lender shall have a continuing right to deduct reserves in determining the Gross Availability ("Reserves"), and to increase and decrease such Reserves from time to time, if and to the extent that, in Lender's reasonable judgment, such Reserves are necessary to protect Lender against any state of facts which does, or would, with notice or passage of time or both, constitute an Event of Default or have an adverse effect on any Collateral. Lender may, at its option, implement Reserves by designating as ineligible a sufficient amount of accounts which would otherwise be Eligible Accounts so as to reduce Gross Availability by the amount of the intended Reserve.
2.1.6  Intentionally Omitted.

2.2  Intentionally Omitted.

2.3  Intentionally Omitted.
2.3.1  Intentionally Omitted.
2.3.2 In addition to the fees and costs of any issuer in connection with issuing or administering Accommodations, Borrower shall pay monthly to Lender, on the first day of each month, a charge on open Accommodations at the rate per annum set forth in Section 10.3.
2.3.3  Intentionally Omitted.

2.4 Lender may, in its sole discretion, make or permit Revolving Loans, other Obligations in excess of the Maximum Credit, Gross or Net Availability or applicable formulas or sublimits on such terms and conditions as Lender may determine. All or any portion


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of such excess(es) shall become due and payable, at such time that Lender may determine. Borrower may, upon written notice to Lender, and provided no Event of Default has occurred, require Lender to reduce the Maximum Credit. Borrower, at any time, may pay the Obligations without penalty.

3  INTEREST AND FEES

3.1 Borrower shall pay to Lender the interest, charges and fees in the amounts and at the time as specified and detailed in the attachment to this Agreement as Exhibit A-1 incorporated herein as though set forth in full. Interest shall be calculated on the basis of a three hundred sixty (360) day year.

4  GRANT OF SECURITY INTEREST

4.1 To secure the payment and performance in full of all Obligations, Borrower hereby grants to Lender a continuing security interest in and lien upon, and a right of setoff against, and Borrower hereby assigns and pledges to Lender, all of the Collateral as defined below including any Collateral not deemed eligible for lending purposes.

4.2 "Obligations" shall mean any and all Revolving Loans, Term Loans, and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees and expenses, however evidenced whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower under Title 11 United States Code Section 101 et seq. or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations of Borrower to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Borrower under this Agreement or in connection with any of the foregoing.

4.3  "Collateral" shall mean all of the following property of Borrower:

4.3.1 All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of all: all accounts, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets,


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goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licenser or licensee, choses in action and other claims, interests in equipment, bank accounts, deposit accounts, or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Borrower or at any other depository or other institution; agreements or property securing or relating to any of the items referred to above;
4.3.2 All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of goods, including, but not limited to:
4.3.2.1 All inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Borrower's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licenser thereof,
4.3.2.2 All equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto;
4.3.2.3 All consumer goods, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description;
4.3.3  Intentionally Omitted
4.3.4 All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Borrower, any computer service bureau or other third party;
4.3.5 All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

5.  COLLECTION AND ADMINISTRATION
5.1 Lockbox. Payments on all accounts and any other proceeds of Collateral shall be made to Borrower's name or properly registered tradename at the lockbox specified in Section 10.8. Borrower will hold in trust and safekeeping, the accounts and any other proceeds of Collateral and immediately turn over to Lender the identical check or other form of payment duly endorsed to Lender (collectively "check" or "checks") received by Borrower, whenever any payment on an account comes into Borrower's possession.

5.2 All Obligations shall be payable at Lender's office set forth below or at Lender's bank designated in Section 10.6 or at such other bank or place as Lender may expressly designate from time to time for purposes of this Section. For purposes of determining Gross and Net Availability, remittances and other


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payments with respect to the Collateral and Obligations will be treated as credited to the loan account of Borrower maintained by Lender and Collateral balances to which they relate, upon the date of Lender's receipt of advice from Lender's bank that such remittances or other payments have been credited to Lender's account or in the case of remittances or other payments received directly in kind by Lender, upon the date of Lender's deposit thereof at Lender's bank, subject to final payment and collection. In computing interest charges, the loan account of Borrower maintained by Lender will be credited with remittances and other payments the number of Credit Days set forth in Section
10.2 after immediately available or collected funds have been credited to Lender's account at such bank.

5.3 Lender shall render to Borrower, a monthly loan statement as soon as practicable at the close of the preceding month. Each statement shall be in form and substance customarily provided by Lender to each of its Borrowers and shall be considered correct and binding upon Borrower as the amount owed by Borrower, except to the extent that Lender receives, within thirty (30) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

5.4 Lender may, at any time, whether or not an Event of Default has occurred, believes or has reason to believe an Event of Default has occurred may, with or without notice to or assent of Borrower;
5.4.1 notify any account debtor that the accounts and other Collateral which includes a monetary obligation have been assigned to Lender by Borrower and that payment thereof is to be made to the order of and directly to Lender,
5.4.2 send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification of accounts and other Collateral directly to any debtor or any other obligor or any bailee with respect thereto, and
5.4.3 demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof. At Lender's written request, all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender.

5.5 Borrower hereby appoints Lender and any designee of Lender, which will include Charles R. Drummond, as Borrower's attorney-in-fact and authorizes Lender or such designee, at Borrower's sole expense, to exercise at any times in Lender's or such designee's discretion all or any of the following powers, which powers of attorney, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full:
5.5.1 receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash,


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checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof,
5.5.2 transmit to account debtors, other obligors or any bailees of Borrower, notice of the interest of Lender in the Collateral or request from account debtors or such other obligors or bailees at any time, in the name of Borrower or Lender or any designee of Lender, information concerning the Collateral and any amounts owing with respect thereto,
5.5.3 notify account debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral,
5.5.4 take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to direct collection of or other realization upon the accounts and other Collateral,
5.5.5 after an Event of Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower,
5.5.6 after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, and
5.5.7 execute in the name of Borrower and file against Borrower in favor of Lender financing statements or amendments with respect to the Collateral.

5.6 Borrower hereby releases and exculpates Lender, its officers, employees and designees, from any liability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct. In no event will Lender have any liability to Borrower for lost profits or other special or consequential damages.

5.7 Borrower shall not, without the prior written consent of Lender in each instance,
5.7.1 grant any extension of time of payment of any of the accounts or any other Collateral which includes a monetary obligation,
5.7.2 compromise or settle any of the accounts or any such other Collateral for less than the full amount thereof,
5.7.3 or release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or
5.7.4 grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral.


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5.8  At such times as Lender may request and in the manner specified by Lender,
Borrower shall deliver to Lender or Lender's representative or designee original invoices, agreements, proofs of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to accounts or other Collateral, together with customer statements, schedules describing the accounts or other Collateral and/or statements of account and confirmatory assignments to Lender of the accounts or other Collateral, in form and substance satisfactory to Lender and duly executed by Borrower. Without limiting the provisions of Section 5.7, Borrower's granting of credits, discounts, allowances, deductions, return authorizations or the like will be promptly reported to Lender in writing. In no event shall any such schedule or confirmatory assignment (or the absence thereof or omission of any of the accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of Borrower under this Agreement.

5.9 From time to time as requested by Lender, at the sole expense of Borrower, Lender or its designee shall have access prior to an Event of Default during reasonable business hours and on or after an Event of Default at any time, to all of the premises where Collateral is located for the purposes of inspecting the Collateral, including Borrower's books and records, and Borrower shall permit Lender or its designee to make such copies of such books and records or extracts therefrom as Lender may request. Without expense to Lender or its designee, Lender or its designee may use such of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its discretion reasonably exercised, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender or its designee at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower. Prior to an Event of Default, audits by Lender shall be limited to two (2) times per year.

5.10 Lender shall have received a certificate from the relevant officer of Borrower to the effect that Borrower knows of no facts which Borrower's computer systems, software and applications would cause Borrower to reasonably believe that the Year 2000 Problem would cause a material adverse effect.


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6.  ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS
6.1 Borrower hereby represents, warrants and covenants to Lender the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of loans or other credit accommodations by Lender to Borrower.

6.2 Borrower shall keep and maintain its books and records in accordance with generally accepted accounting principles, consistently applied. Borrower shall, at its sole expense, on or before the twenty-fifth (25th) day of each month, deliver to Lender true and complete monthly agings of its accounts receivable and accounts and accounts payable, monthly inventory reports and monthly internally prepared interim financial statements, all in such form, and together with such other information when available with respect to the business of Borrower or any guarantor, as Lender may reasonably request. Annually, Borrower shall deliver true and correct financial statements of Borrower prepared according to generally accepted accounting principles, as soon as available, but in no event later than one hundred twenty (120) days after the end of Borrower's fiscal year. Lender may require that annual financial statements be audited by an independent certified public accountant acceptable to Lender.

6.3 Borrower may from time to time render invoices to account debtors under its trade names set forth in Section 10.7 after Lender has received prior written notice from Borrower of the use of such trade names and as to which, Borrower agrees that:
6.3.1 each trade name does not refer to another corporation or other legal entity,
6.3.2 all accounts and proceeds thereof (including any returned merchandise) invoiced under any such trade names are owned exclusively by Borrower and are subject to the security interest of Lender and the other terms of this Agreement, and
6.3.3 all schedules of accounts and confirmatory assignments including any sales made or services rendered using the trade name shall show Borrower's name as assignor and Lender is authorized to receive, endorse and deposit to any loan account of Borrower maintained by Lender all checks or other remittances made payable to any trade name of Borrower representing payment with respect to such sales or services.

6.4 Borrower shall promptly notify Lender in writing of any loss, damage, investigation, action, suit, proceeding or claim relating to a material portion of the Collateral or which may result in any material adverse change in Borrower's business, assets, liabilities or condition, financial or otherwise.

6.5 Borrower's books and records concerning accounts and its chief executive office are and shall be maintained only at the address set forth in Section
10.7. Borrower's only other places of business and the only other locations of Collateral, if any,


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are and shall be the addresses set forth in Section 10.7 hereof, except Borrower may change such locations or open a new place of business after thirty (30) days prior written notice to Lender. Prior to any change in location or opening of any new place of business, Borrower shall execute and deliver or cause to be executed and delivered to Lender such financing statements, financing documents and security and other agreements as Lender may require, including, without limitation, those described in Section 6.14.

6.6 Borrower has and at all times will continue to have good and marketable title to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind except, if any, those set forth on Schedule A hereto.

6.7 Borrower shall not without prior written consent of Lender which shall not unreasonably be withheld directly or indirectly:

6.7.1 sell, lease, transfer, assign, abandon or otherwise dispose of any part of the Collateral or any material portion of its other assets (other than sales of inventory to buyers in the ordinary course of business) or

6.7.2 consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into Borrower or

6.7.3 form or acquire any interest in any firm, corporations or other entity.

6.8 Borrower shall at all times maintain, with financially sound and reputable insurers, casualty insurance with respect to the Collateral and other assets. Borrower shall at request of Lender, name Lender as loss payee of such insurance. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Borrower hereby irrevocably appoints Lender and any designee of Lender as attorney-in-fact for Borrower to obtain at Borrower's expense, and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance. Borrower shall deliver to Lender, in kind, all instruments representing proceeds of insurance received by Borrower. Lender may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Lender's option, to payment of or as security for any of the Obligations, whether or not due, in any order or manner as Lender determines.

6.9 Borrower is and at all times will continue to be in compliance with the requirements of all material laws, rules, regulations and orders of any governmental authority relating to its business (including laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes,


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employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety, or environmental matters) and all material agreements or other instruments binding on Borrower or its property. All inventory produced by Borrower shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto. Borrower shall pay and discharge all taxes, assessments and governmental charges against Borrower or any Collateral prior to the date on which penalties are imposed or liens attach with respect thereto, unless the same are being contested in good faith and, at Lender's option, Reserves are established for the amount contested and penalties which may accrue thereon.

6.10 With respect to each account deemed an Eligible Account, except as reported in writing to Lender, Borrower has no knowledge that any of the criteria for eligibility are not or are no longer satisfied. As to each account, except as disclosed in writing to Lender at the time such account arises;

6.10.1 each is valid, legally enforceable and fully assignable to Lender and represents an undisputed bona fide indebtedness incurred by the account debtor for the sum reported to Lender;

6.10.2 each arises from an absolute and unconditional sale of goods, without any right of return or consignment, or from a completed rendition of services;

6.10.3 each is not, at the time such account arises, subject to any defense, offset, dispute, contra relationship, counterclaim, or any given or claimed credit, allowance or discount, and;

6.10.4 all statements made and all unpaid balances and other information appearing in the invoices, agreements, proofs of rendition of services and delivery of goods and other documentation relating to the accounts, and all confirmatory assignments, schedules, statements of account and books and records with respect thereto, are true and correct and in all respects what they purport to be.

6.11 With respect to Borrower's equipment, Borrower shall keep the equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

6.12  Intentionally Omitted.

6.13 Borrower will not without the written consent of the Lender, directly or indirectly:

6.13.1 lend or advance money or property to, guarantee or assume indebtedness of, or invest in (by capital contribution or otherwise) any person, firm, corporation or other entity; or

6.13.2 declare, pay or make any dividend, redemption or other distribution on account of any shares of any class of stock of Borrower now or hereafter outstanding, unless no Event of Default has occurred and Lender, in its sole discretion, determines that


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any such payment will not have a material adverse impact on the Borrower's business or financial condition; or
6.13.3 make any payment of the principal amount of or interest on any indebtedness owing to any officer, director, shareholder, or affiliate of Borrower, unless no Event of Default has occurred and Lender, in its sole discretion, determines that any such payment will not have a material adverse impact on the Borrower's business or financial condition; or
6.13.4 make any loans or advances to any officer, director, employee, shareholder or affiliate of Borrower, in excess of $5,000,
6.13.5 enter into any sale, lease or other transaction with any officer, director, employee, shareholder or affiliate of Borrower on terms that are less favorable to Borrower than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or affiliate of Borrower.

6.14 Borrower shall pay, on Lender's demand, all costs, expenses, filing fees and taxes payable in connection with preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims by or against Lender directly or indirectly arising out of or related to the relationship between Borrower and Lender or any guarantor and Lender, including, but not limited to the following, whether incurred before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower or any guarantor under the United States Bankruptcy Code or any similar statute:
6.14.1 all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);
6.14.2  all appraisal fees, search fees and lockbox fees;
6.14.3  all fees relating to the wire transfer of loan proceeds and other funds;
6.14.4 all expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, which shall be limited to two (2) times per year unless an Event of Default exists, plus a per them charge at the rate of $ 750 per person, per day for Lender's examiners in the field and office; and
6.14.5 the reasonable costs and disbursements of in-house and outside counsel to Lender.

6.15 At the request of Lender, at any time and from time to time, at Borrower's sole expense, Borrower shall execute and deliver or cause to be executed and delivered to Lender, such agreements, documents and instruments, including waivers, assignments, consents and subordination agreements from mortgagees or other holders of security interests or liens, landlords or bailees, and do or cause to be done such further acts as Lender, in its discretion, deems necessary or desirable to create, preserve, perfect or validate any security interest of Lender or the priority thereof in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement.
Borrower hereby authorizes Lender to file financing statements or amendments against Borrower in favor of Lender with respect to the Collateral, without Borrower's signature and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements signed by Borrower.

7.  EVENTS OF DEFAULT AND REMEDIES

7.1 All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to future loans and credit accommodations by Lender shall terminate automatically, upon the termination or non-renewal of this Agreement or, at Lender's option, upon or at any time after the occurrence or existence of any one or more of the following "Events of Default":
7.1.1 Borrower fails to pay when due any of the Obligations or fails to perform any of the terms of this Agreement or any other existing or future financing, security or other agreement between Borrower and Lender or any affiliate of Lender and such default continues for ten (10) days after written notice thereof to Borrower;
7.1.2 Any representation, warranty or statement of fact made by Borrower to Lender in this Agreement or any other agreement, schedule, confirmatory assignment or otherwise, or to any affiliate of Lender, shall prove inaccurate or misleading;
7.1.3 Any guarantor revokes, terminates or fails to perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Lender or any affiliate of Lender;
7.1.4 Any judgment or judgments aggregating in excess of $50,000 or any injunction or attachment is obtained against Borrower or any guarantor which remains unstayed for a period of ten (10) days or is enforced;
7.1.5 Borrower or any guarantor, being a natural person, dies, or Borrower or any guarantor which is a partnership or corporation, is dissolved, or Borrower or any guarantor which is a corporation fails to maintain its corporate existence in good standing, or the usual business of Borrower or any guarantor ceases or is suspended;
7.1.6 Any change in the chief executive officer, chief operating officer, chief financial officer or controlling ownership of Borrower;

7.1.7 Borrower or any guarantor becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;
7.1.8 Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower or any guarantor;
7.1.9 The indictment, which is not dismissed within thirty (30) days after said filing, of Borrower or any guarantor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such guarantor;
7.1.10 Any default or event of default under any financing, security or other agreement, document or instrument at any time executed and/or delivered to, with or in favor of Lender or any of its affiliates by an affiliate of Borrower which is not cured within the period provided in any such agreements; or
7.1.11 Lender in good faith believes that either (i) the prospect of payment or performance of the Obligations is impaired or (ii) the Collateral is not sufficient to fully secure the Obligations.

7.2. Upon the occurrence of an Event of Default and at any time thereafter, Lender shall have all rights and remedies provided in this Agreement, any other agreements between Borrower and Lender, the Uniform Commercial Code or other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, concurrently or on any one or more occasions and in any order Lender may determine. Without limiting the indebtedness due Lender, Lender or its designee may:
7.2.1 accelerate the payment of all Obligations and demand immediate payment thereof to Lender or its designee may;
7.2.2 with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral;
7.2.3 require Borrower to the extent permitted by law, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender;
7.2.4 collect, foreclose, receive, appropriate, setoff and realize of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations;
7.2.5 sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is, to the extent permitted by law, hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, seven (7) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes any action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

7.3 Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including reasonable attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower) and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of connection or enforcement, including reasonable attorneys' fees and legal expenses.

7.4 Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interest or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

8.  JURY TRIAL WAIVER: CERTAIN OTHER WAIVER AND CONSENTS
8.1. BORROWER AND LENDER EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTUOUS CONDUCT BY BORROWER OR LENDER, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT WILL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

8.2. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

8.3. Borrower hereby irrevocably submits and consents to the non-exclusive jurisdiction of the State and Federal Courts located in California and any other State where any Collateral is located with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by first class mail directed to Borrower at its chief executive office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete five (5) days after mailing, or as permitted under the rules of either of said Courts. Any such action or proceeding commenced by Borrower against Lender will be litigated only in a Federal Court located in the district, or a State Court in the State and County, in which the office of Lender designated in Section 10.6 is located and Borrower waive any objection based on forum non convenes and any objection to venue in connection therewith.

8.4. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

8.5. In consideration of Lender's entering into this Agreement and making the accommodations provided for herein, Borrower hereby agrees that Lender shall be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided herein, or in any documents related hereto, or as otherwise provided by law; in the event Borrower shall:
8.5.1. file with any bankruptcy court of competent jurisdiction, or be the subject of, and petition under Title 11 of the U.S. Code, as amended;
8.5.2. be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended;
8.5.3. file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors;
8.5.4. have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator;
8.5.5. be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors.

9.  TERM OF AGREEMENT: MISCELLANEOUS
9.1. Term. This Agreement shall only become effective upon execution and delivery by Borrower and Lender and shall continue in full force and effect for a term set forth in Section 10.9 from the date hereof and shall be deemed automatically renewed for successive terms as set forth in Section 10.9 thereafter unless terminated as of the end of the initial or any renewal term (each a "Term") by either party giving the other written notice at least thirty
(30) days' prior to the end of the then current Term.

9.2. Borrower may also terminate this Agreement by giving Lender at least thirty (30) days prior written notice at any time upon payment in full of all of the Obligations as provided herein, including the early termination fee provided below. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, or if Borrower shall terminate this Agreement as permitted herein effective prior to the end of the then-current Term, in addition to all other Obligations, Borrower shall pay to Lender, upon the effective date of termination, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, an early termination fee equal to one percent (1%) of the Maximum Credit if termination occurs prior to the end of the initial Term or if the Agreement is extended beyond the Initial Term, one (1%) percent of the Maximum Credit if termination occurs prior to the end of the then current term.

9.3. Upon termination of this Agreement by Borrower, as permitted herein, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any open Accommodations or remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

9.4. Except as otherwise provided, all notices, requests and demands hereunder shall be
9.4.1. made to Lender at its address set forth in Section 10.6 and to Borrower at its chief executive office set forth in Section 10.7, or to such other address as either party may designate by written notice to the other in accordance with this provision, and
9.4.2. Notice shall be deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or telecopy (fax), immediately upon receipt; if by overnight delivery service, one day after confirmed dispatch; and if by first class or certified mail, three (3) days after mailing.

9.5. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect the Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

9.6. This Agreement and Appendices, if any, contains the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Lender under this Agreement shall not be assignable nor inure to the successors and assigns of Borrower.

9.7. No termination of this Agreement shall relieve or discharge Borrower of its Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lender have been indefeasibly paid and satisfied in full, including, without limitation, the continuation and survival in full force and effect of all security interests and liens of Lender in and upon all then-existing and thereafter arising or acquired Collateral and all warranties and waivers of Borrower.

9.8 All terms used herein which are defined in the Uniform Commercial Code in effect in the State of California, shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

9.9 This Agreement shall be governed by and construed in accordance with the laws of the State of California.

9.10. This Agreement shall become effective when it is accepted and signed by an authorized officer of Lender.

10.  ADDITIONAL DEFINITIONS AND TERMS

     10.1 Credit Line Terms

               10.1.1 Maximum Credit: $1,500,000

     10.2 Eligibility Parameters

               10.2.1 Eligible Accounts Percentage: 80%; not to exceed $1M outstanding at any time

               10.2.2 Maximum days after Invoice Date for Eligible Accounts:
                      120 days

               10.2.3 Minimum Borrowing: N/A

               10.2.4 Loan Term: Two (2) years

               10.2.5 Credit Days: 5 days

               10.2.6 Term Loan: N/A

     10.3 Accommodations:

               10.3.1 Lender's Charge for Accommodations: N/A

     10.4 Fees:

               10.4.1 Interest Rate: Prime Rate plus 3% per annum

               10.4.2 Administrative Fee Percent: 0.25% per month

               10.4.3 Facility Fee: A one-time Commitment Fee, of 1% of the
                      Maximum Credit payable on closing and an annual Facility Fee of, One half (1/2%) percent of the Maximum Credit payable on each anniversary of the Closing

               10.4.4 Accounting Servicing Fee: N/A

               10.4.5 Unused Line Fee: N/A

               10.4.6 Monthly Minimum Fee: N/A

               10.4.7 Administrative Fee: N/A

     10.5 Financial Covenants:

               10.5.1 Working Capital: N/A

               10.5.2 Net Worth: N/A

               10.5.3 Capital Expenditures: N/A

     10.6 Lender Information:

               10.6.1 Lender: ALCO Financial Services, LLC

               10.6.2 Lender's Office: Larkspur, CA

               10.6.3 Lender's  900 Larkspur
                      Office    Landing Circle, Suite 230
                      Address:


               10.6.4 Lender's Office,
                      City/State/
                      Zip          Larkspur, CA  94939

               10.6.5 Lender's Office
                      Telephone: 415-925-9711

               10.6.6 Lender's Office
                      Fax: 415-925-9825

               10.6.7 Lender's Bank: First Union Bank

               10.6.8 Lender's Bank Acct.
                      Number: to be assigned by bank

               10.6.9 Lender's Bank  300 South Tryon
                      Address:       Street

              10.6.10 Lender's Bank  Charlotte,
                      City/State/    North Carolina
                      Zip:           28230-0337

     10.7 Borrower Information:

          10.7.1 Borrower: Golden Pharmaceuticals, Inc.
                           and Quality Care
                           Pharmaceuticals, Inc.

          10.7.2 Borrower's Officer:

          10.7.3 Borrower's Chief
                 Executive Office:

          10.7.4 Borrower's Telephone:

          10.7.5 Borrower's Fax:

          10.7.6 Locations of Eligible
                 Inventory Collateral:

          10.7.8 Borrower's Other Offices and
                 Locations of Collateral:

          10.7.9 Borrower's Trade Names for
                 Invoicing:

    10.8 Lockbox Information (Payment to be made to:)

          10.8.1 Lockbox
                 Name: ALCO Financial Service, LLC

          10.8.2 Lockbox
                 Address: 301 South Tryon Street

          10.8.3 Lockbox
                 City/     Charlotte,
                 State/    North Carolina
                 Zip:      28230-0337

    10.9

          10.9.1 Security Agreement Date:

          10.9.2 Agreement Term: Two (2) years

          10.9.3 Renewal Term: One (1) year

    11.0 Agreed:

          11.1

          11.1.1 Borrower

          11.1.2 By: /s/ JOHN H. GRANT
                    ---------------------------

          11.1.3 Print Name:

          11.1.4 Title:

          11.1.5 Date:  4/2/99

     11.2 LENDER ACCEPTANCE:

          11.2.1 ALCO FINANCIAL SERVICES, LLC.

          11.2.2 By: /s/ JAMES D. KENDALL
                    ------------------------------------------

          11.2.3 Print Name:  James D. Kendall

          11.2.4 Title: Senior Vice President

          11.2.5 Date: 4/2/99

                                  EXHIBIT "A-1"

This Exhibit is attached to, made a part thereof as if fully set forth in
Section 3.1 "Interest and Fees" and is incorporated in the attached ALCO Financial Services, LLC Loan Agreement and Security Agreement dated April 2nd 1999.

     3.1 Interest on the Revolving Loans shall be payable by Borrower on the first day of each month, calculated upon the basis of a three hundred sixty
(360) day year and upon the closing daily balances in the loan account of Borrower for each day during the immediately preceding month, at the per annum rate set forth as the Interest Rate in Section 10.1. The Interest Rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate as stated in the Wall Street Journal, monthly on the first day of the month. On and after any Event of Default or termination or non-renewal hereof, interest on all unpaid matured obligations shall accrue at a rate equal to four percent (4%) per annum in excess of the Interest Rate otherwise payable until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand. In no event shall charges constituting interest exceed the rate permitted under any applicable law or regulation, and if any provision of this Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to conform thereto.

     3.2 Borrower shall pay Lender on the first day of each month, an Administrative Fee calculated by taking the monthly Administrative Fee Charge in 10.4, multiplied by the result of the average closing daily loan balances on the Loan Account of Borrower for each day on the immediately preceding month.

     3.3 Borrower shall pay Lender on the date hereof a one-time Commitment Fee in the amount set forth in 10.4 hereof which Commitment Fee is fully earned on the date hereof. Borrower shall, on the anniversary of the date hereof and on a like date of each year thereafter, during the Term, pay Lender a Facility Fee in the amount set forth in 10.4 which Facility Fee is earned on the date said Facility Fee is due and payable to Lender.

     3.4 At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Lender and Borrower may be charged to any loan account of Borrower maintained by Lender. Interest, and any other amounts payable by

Borrower to Lender based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360 day year.]

Borrower:                               Lender: Alco Financial
                                                Services, LLC

By: /s/ JOHN H. GRANT                  By: /s/ JAMES D. KENDALL
   ----------------------------------      ------------------------------------
Title: Chief Operating Officer          Title: Senior Vice President
       ------------------------------          --------------------------------

                                  INVENTORY RIDER
                                (Revolving Advance)

THIS INVENTORY RIDER (hereinafter referred to as "this Rider") dated as of April 2, 1999 is hereby made a part of and incorporated into that certain ALCO Financial Services, LLC Loan Agreement and Security Agreement (hereinafter referred to as the "Agreement"), dated April 2, 1999 between ALCO FINANCIAL SERVICES, LLC, a California corporation and GOLDEN PHARMACEUTICALS, INC., a Colorado corporation and QUALITY CARE PHARMACEUTICALS, INC., a California corporation, (hereinafter, called the "Borrower"). Any capitalized term not specifically defined in this Rider shall have the meaning ascribed to it in the Agreement.

1. Inventory Line. At the request of Borrower, made at any time and from time to time during the term of the Agreement, and so long as no Event of Default has occurred and Borrower is in full, faithful and timely compliance with each and all of the covenants, conditions, warranties and representations contained in the Agreement, this Rider and/or any other agreement between Lender and Borrower, Lender agrees to make Borrower advances, on a revolving basis ("Inventory Advances"), equal to the following percentages ("Eligible Inventory Percentage") of Borrower's Eligible Inventory: up to 70% of value (based on cost and determined on a first-in first-out basis) of Borrower's finished goods inventory.

In all events, the aggregate amount of the Inventory Advances outstanding at any time shall not exceed $500,000.

2. Funding. Said Inventory Advances shall be conditioned upon Lender's receipt of a weekly designation of inventory, or certification of borrowing base, with a detailed inventory listing attached thereto, in the form customarily used by Lender and satisfactory to it in it sole and complete discretion.

3. Fees; Payment. Inventory Advances made by Lender to Borrower pursuant to this Rider shall be added to and deemed part of the Obligations when made. Interest on the Inventory Advances shall be payable by Borrower on the first day of each month. Interest shall be calculated on the basis of a 30 day month for actual days elapsed, on the average daily balances of the Inventory Advances for the immediately preceding month.

4. Definitions. The term "Eligible Inventory" shall mean all of Borrower's inventory (a) in which Lender maintains a first priority perfected security interest and which are otherwise free and clear of all liens, rights, and claims of others, (b) which is not unmerchantable, spoiled, damaged, or unfit for further processing, (c) which is held for sale or use in the ordinary and usual course of the Borrower's business, (d) which is not packaging, shipping, or advertising materials, and (e) which are not on consignment, in transit, or on site at the intended purchaser's premises or otherwise not physically located on the premises of Borrower. Eligible Inventory shall be valued at cost on a first-in first-out basis and may be adjusted by Lender, in Lender's discretion, for age and seasonability or other factors affecting the value of said inventory.

(b) The "Interest on the Inventory Advances" is Prime Rate as stated in the Wall Street Journal plus three (3%) percent per annum.

5. Miscellaneous. All of the terms, covenants, warranties, conditions, agreements and representations of the Agreement are incorporated herein as though set forth in their entirety and are hereby reaffirmed by Borrower and Lender as though fully set forth herein. This Rider amends the Agreement. In the event of any conflict between the provisions of the Agreement and the provisions of this Rider, the provisions of this Rider shall control.

BORROWER:

QUALITY CARE PHARMACEUTICALS, INC.
----------------------------------------
By: /s/ JOHN H. GRANT
    ------------------------------------
Title: Chief Operating Officer
       ---------------------------------


LENDER:

By: /s/ JAMES D. KENDALL
    ------------------------------------
Title: Senior Vice President
       ---------------------------------


                                       -2-